Exhibit 23.1


                          INDEPENDENT AUDITOR'S CONSENT


We do hereby consent to the use of our report for the year ended June 30, 2002 dated August 20, 2002 on the financial statements of BGR Corporation formerly known as Cortex Systems Inc. (a Nevada corporation) included in and made part of the registration statement of BGR Corporation dated September 11, 2003.


September 16, 2003

Sellers & Anderson
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Sellers and Andersen
Certified Public Accountant